EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Nine West Group Inc. on Form S-3 of our report dated March 17, 1997, appearing in the Annual Report on Form 10-K/A No. 1 of Nine West Group, Inc. for the fifty-two week period ended February 1, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Stamford, Connecticut

August 20, 1997